EXHIBIT 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

News Release HP Inc. Reports Third Quarter Fiscal 2016 Results

PALO ALTO, CA – (Marketwired) – August 24, 2016 – HP (NYSE: HPQ)
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	●	Third quarter GAAP diluted net earnings per share from continuing operations of $0.49 – above the previously provided outlook of $0.40 to $0.43 per share
	●	Third quarter non-GAAP diluted net earnings per share from continuing operations of $0.48 – above the previously provided outlook of $0.43 to $0.46 per share
	●	Third quarter net revenue of $11.9 billion, down 4% (down 1% in constant currency) from the prior-year period
	●	Third quarter net cash provided by operating activities of $1.1 billion
	●	Third quarter returned $269 million to shareholders in the form of share repurchases and dividends

HP Inc.'s fiscal 2016 third quarter financial performance
	Q3 FY16	Q3 FY15	Y/Y
GAAP net revenue ($B)	$11.9	$12.4	(4%)
GAAP operating margin from continuing operations	9.4%	8.1%	1.3 pts
GAAP net earnings from continuing operations ($B)	$0.8	$0.7	20%
GAAP diluted net earnings per share from continuing operations	$0.49	$0.39	26%
Non-GAAP operating margin from continuing operations	9.4%	7.4%	2.0 pts
Non-GAAP net earnings from continuing operations ($B)	$0.8	$0.6	28%
Non-GAAP diluted net earnings per share from continuing operations	$0.48	$0.35	37%
Net cash provided by operating activities ($B) (1)	$1.1	$1.7	(36%)

Notes to table
Information about HP Inc.'s use of non-GAAP financial information is provided under "Use of non-GAAP financial information" below.

(1)	The consolidated condensed statement of cash flows for the three months ended July 31, 2015 represents the combined cash flows of Hewlett-Packard Company prior to the separation of Hewlett Packard Enterprise Company (the “Separation”), as previously filed, and has not been adjusted to reflect the effect of the Separation.

Revenue and EPS results
HP Inc. (“HP”) announced third quarter net revenue of $11.9 billion, down 4% (down 1% in constant currency) from the prior-year period.

Third quarter GAAP diluted net earnings per share (EPS) from continuing operations was $0.49, up from $0.39 in the prior-year period and above the previously provided outlook of $0.40 to $0.43. Third quarter non-GAAP diluted net EPS from continuing operations was $0.48, up from $0.35 in the prior-year period and above its previously provided outlook of $0.43 to $0.46. Third quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax adjustments of $17 million, or $0.01 per share, related to restructuring and other charges, amortization of intangible assets, tax indemnifications, and non-operating retirement-related credits / (charges).

“In Q3, we delivered on our financial commitments and continued to make solid progress in executing against our core, growth and future strategic framework,” said Dion Weisler, President and CEO, HP Inc. “Although the markets remain challenged, we have the innovation and executional rigor needed to continue to take profitable share and invest in the right opportunities to drive long-term success for the company.”

Asset management
HP’s net cash provided by operating activities in the third quarter was $1.1 billion. Accounts receivable ended the quarter at $4.0 billion, unchanged quarter over quarter at 30 days. Inventory ended the quarter at $4.0 billion, up 3 days quarter over quarter to 37 days. Accounts payable ended the quarter at $10.4 billion, up 8 days quarter over quarter to 96 days. HP’s dividend payment of $0.124 per share in the third quarter resulted in cash usage of $0.2 billion. HP also utilized $0.1 billion of cash during the quarter to repurchase approximately 4.5 million shares of common stock in the open market. HP exited the quarter with $5.6 billion in gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments.

Fiscal 2016 third quarter segment results

●	Personal Systems net revenue was flat year over year (up 2% in constant currency) with a 4.4% operating margin. Commercial net revenue decreased 3% and Consumer net revenue increased 8%. Total units were up 4% with Notebooks units up 12% and Desktops units down 6%.
●	Printing net revenue was down 14% year over year (down 10% in constant currency) with a 20.4% operating margin. Total hardware units were down 10% with Commercial hardware units down 2% and Consumer hardware units down 14%. Supplies revenue was down 18% (down 13% in constant currency).

Outlook

For the fiscal 2016 fourth quarter, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $0.22 to $0.25 and non-GAAP diluted net EPS from continuing operations to be in the range of $0.34 to $0.37. Fiscal 2016 fourth quarter non-GAAP diluted net EPS from continuing operations estimates exclude $0.12 per diluted share, primarily related to items such as restructuring and other charges, defined benefit plan settlement charges, non-operating retirement-related credits/(charges), tax indemnifications, net valuation allowances and separation taxes and adjustments, acquisition and other related charges and amortization of intangible assets.

For fiscal 2016, HP estimates GAAP diluted net EPS from continuing operations to be in the range of $1.46 to $1.49 and non-GAAP diluted net EPS from continuing operations to be in the range of $1.59 to $1.62. Fiscal 2016 non-GAAP diluted net EPS from continuing operations estimates exclude $0.13 per diluted share, primarily related to items such as restructuring and other charges, defined benefit plan settlement charges, non-operating retirement-related credits/(charges), tax indemnifications, net valuation allowances and separation taxes and adjustments, acquisition and other related charges and amortization of intangible assets.

More information on HP's earnings, including additional financial analysis and an earnings overview presentation, is available on HP's Investor Relations website at www.hp.com/investor/home.

HP's FY16 Q3 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2016Q3Webcast.

About HP Inc.
HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP Inc. (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, as well as non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations, non-GAAP diluted net earnings per share from continuing operations and gross cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share from continuing operations. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net revenue, operating profit, operating margin, net earnings from continuing operations, diluted net earnings per share from continuing operations or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of the restructuring plans and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, HP’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2016 and April 30, 2016, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including any tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2016. HP assumes no obligation and does not intend to update these forward-looking statements. HP’s Investor Relations website at www.hp.com/investor/home contains a significant amount of information about HP, including financial and other information for investors. HP encourages investors to visit its website from time to time, as information is updated and new information is posted.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2016	April 30, 2016	July 31, 2015
Net revenue	$11,892	$11,588	$12,362

Costs and expenses:
Cost of revenue	9,720	9,338	10,036
Research and development	298	301	300
Selling, general and administrative	719	1,002	1,058
Restructuring and other charges	36	100	1
Amortization of intangible assets	2	6	24
Defined benefit plan settlement credits	-	-	(64)
Total costs and expenses	10,775	10,747	11,355

Earnings from continuing operations	1,117	841	1,007

Interest and other, net	(36)	(5)	(90)

Earnings from continuing operations before taxes	1,081	836	917

Provision for taxes	(238)	(176)	(217)

Net earnings from continuing operations	843	660	700
Net (loss) earnings from discontinued operations	(60)	(31)	154

Net earnings	$783	$629	$854

Net earnings (loss) per share:
Basic
Continuing operations	$0.49	$0.38	$0.39
Discontinued operations	(0.03)	(0.01)	0.08
Total basic net earnings per share	$0.46	$0.37	$0.47

Diluted
Continuing operations	$0.49	$0.38	$0.39
Discontinued operations	(0.04)	(0.02)	0.08
Total diluted net earnings per share	$0.45	$0.36	$0.47

Cash dividends declared per share	$0.25	$-	$0.35

Weighted-average shares used to compute net earnings per share:
Basic	1,711	1,720	1,805
Diluted	1,725	1,731	1,828

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31,
	2016	2015
Net revenue	$35,726	$39,197

Costs and expenses:
Cost of revenue	29,019	31,624
Research and development	891	909
Selling, general and administrative	2,758	3,508
Restructuring and other charges	156	22
Amortization of intangible assets	16	76
Defined benefit plan settlement credits	-	(64)
Total costs and expenses	32,840	36,075

Earnings from continuing operations	2,886	3,122

Interest and other, net	(135)	(289)

Earnings from continuing operations before taxes	2,751	2,833

Provision for taxes	(598)	(630)

Net earnings from continuing operations	2,153	2,203
Net (loss) earnings from discontinued operations	(149)	1,028

Net earnings	$2,004	$3,231

Net earnings (loss) per share:
Basic
Continuing operations	$1.24	$1.21
Discontinued operations	(0.08)	0.57
Total basic net earnings per share	$1.16	$1.78

Diluted
Continuing operations	$1.23	$1.20
Discontinued operations	(0.08)	0.55
Total diluted net earnings per share	$1.15	$1.75

Cash dividends declared per share	$0.50	$0.67

Weighted-average shares used to compute net earnings per share:
Basic	1,735	1,817
Diluted	1,747	1,842

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended July 31, 2016	Diluted net earnings per share	Three months ended April 30, 2016	Diluted net earnings per share	Three months ended July 31, 2015	Diluted net earnings per share
GAAP net earnings from continuing operations	$843	$0.49	$660	$0.38	$700	$0.39

Non-GAAP adjustments:
Restructuring and other charges	36	0.02	100	0.06	1	-
Acquisition-related charges	-	-	-	-	1	-
Amortization of intangible assets	2	-	6	-	24	0.01
Non-operating retirement-related credits	(38)	(0.02)	(40)	(0.02)	(58)	(0.03)
Defined benefit plan settlement credits	-	-	-	-	(64)	(0.04)
Adjustments for taxes	12	0.01	(16)	(0.01)	42	0.02
Tax indemnification credits	(29)	(0.02)	(8)	-	-	-
Non-GAAP net earnings	$826	$0.48	$702	$0.41	$646	$0.35

GAAP earnings from continuing operations	$1,117		$841		$1,007

Non-GAAP adjustments:
Restructuring and other charges	36		100		1
Acquisition-related charges	-		-		1
Amortization of intangible assets	2		6		24
Non-operating retirement-related credits	(38)		(40)		(58)
Defined benefit plan settlement credits	-		-		(64)
Non-GAAP earnings	$1,117		$907		$911

GAAP operating margin from continuing operations	9%		7%		8%
Non-GAAP adjustments	0%		1%		(1%)
Non-GAAP operating margin	9%		8%		7%

HP INC. AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31, 2016	Diluted net earnings per share	Nine months ended July 31, 2015	Diluted net earnings per share
GAAP net earnings from continuing operations	$2,153	$1.23	$2,203	$1.20

Non-GAAP adjustments:
Restructuring and other charges	156	0.09	22	0.01
Acquisition-related charges	-	-	1	-
Amortization of intangible assets	16	0.01	76	0.04
Non-operating retirement-related credits	(118)	(0.07)	(174)	(0.10)
Defined benefit plan settlement credits	-	-	(64)	(0.03)
Adjustments for taxes	3	-	67	0.04
Tax indemnification credits	(37)	(0.02)	-	-
Non-GAAP net earnings	$2,173	$1.24	$2,131	$1.16

GAAP earnings from continuing operations	$2,886		$3,122

Non-GAAP adjustments:
Restructuring and other charges	156		22
Acquisition-related charges	-		1
Amortization of intangible assets	16		76
Non-operating retirement-related credits	(118)		(174)
Defined benefit plan settlement credits	-		(64)
Non-GAAP earnings	$2,940		$2,983

GAAP operating margin from continuing operations	8%		8%
Non-GAAP adjustments	0%		0%
Non-GAAP operating margin	8%		8%

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In millions)

	As of
	July 31, 2016	October 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$5,636	$7,584
Accounts receivable	4,008	4,825
Inventory	3,961	4,288
Other current assets	3,797	4,498
Current assets of discontinued operations	-	30,592

Total current assets	17,402	51,787

Property, plant and equipment	1,607	1,492
Goodwill	5,618	5,680
Other non-current assets	2,597	1,592
Non-current assets of discontinued operations	-	46,331

Total assets	$27,224	$106,882

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$75	$2,194
Accounts payable	10,402	10,194
Employee compensation and benefits	712	747
Taxes on earnings	162	243
Deferred revenue	877	1,051
Other accrued liabilities	5,886	6,241
Current liabilities of discontinued operations	-	21,521

Total current liabilities	18,114	42,191

Long-term debt	6,760	6,677
Other non-current liabilities	6,276	7,414
Non-current liabilities of discontinued operations	-	22,449

Stockholders' equity:
HP stockholders' (deficit) equity	(3,926)	27,768
Non-controlling interests of discontinued operations	-	383
Total stockholders' (deficit) equity	(3,926)	28,151

Total liabilities and stockholders' equity	$27,224	$106,882

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended July 31,
	2016	2015(a)
Cash flows from operating activities:
Net earnings	$783	$854

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	85	1,023
Stock-based compensation expense	39	160
Provision for doubtful accounts and inventory	68	101
Restructuring and other charges	31	25
Deferred taxes on earnings	378	898
Excess tax benefit from stock-based compensation	(2)	(6)
Other, net	(313)	378

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(166)	(295)
Financing receivables	-	(53)
Inventory	(471)	(520)
Accounts payable	1,301	534
Taxes on earnings	(372)	(1,160)
Restructuring and other	(46)	(303)
Other assets and liabilities	(250)	37
Net cash provided by operating activities	1,065	1,673

Cash flows from investing activities:
Investment in property, plant and equipment	(81)	(916)
Proceeds from sale of property, plant and equipment	-	99
Purchases of available-for-sale securities and other investments	-	(72)
Maturities and sales of available-for-sale securities and other investments	121	123
Payments made in connection with business acquisitions, net of cash acquired	-	(2,478)
Proceeds from business divestitures, net	99	156
Net cash provided by (used in) investing activities	139	(3,088)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	33	775
Proceeds from debt, net of issuance costs	-	4,406
Payment of debt	-	(747)
Settlement of cash flow hedge	(2)	(32)
Issuance of common stock under employee stock plans	32	80
Repurchase of common stock	(57)	(352)
Excess tax benefit from stock-based compensation	2	6
Cash dividends paid	(212)	(318)
Net cash (used in) provided by financing activities	(204)	3,818

Net increase in cash and cash equivalents	1,000	2,403
Cash and cash equivalents at beginning of period	4,636	14,768
Cash and cash equivalents at end of period	$5,636	$17,171

(a)
The consolidated condensed statement of cash flows for the three months ended July 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect of the separation of Hewlett Packard Enterprise Company.

HP INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Nine months ended July 31,
	2016	2015(a)
Cash flows from operating activities:
Net earnings	$2,004	$3,231

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	249	3,054
Stock-based compensation expense	140	476
Provision for doubtful accounts and inventory	113	265
Restructuring and other charges	151	426
Deferred taxes on earnings	978	898
Excess tax benefit from stock-based compensation	(4)	(124)
Other, net	(408)	675

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	728	1,199
Financing receivables	-	192
Inventory	251	(467)
Accounts payable	238	(358)
Taxes on earnings	(877)	(1,075)
Restructuring and other	(114)	(1,006)
Other assets and liabilities	(917)	(3,505)
Net cash provided by operating activities	2,532	3,881

Cash flows from investing activities:
Investment in property, plant and equipment	(287)	(2,642)
Proceeds from sale of property, plant and equipment	-	310
Purchases of available-for-sale securities and other investments	(122)	(180)
Maturities and sales of available-for-sale securities and other investments	133	246
Payments made in connection with business acquisitions, net of cash acquired	-	(2,617)
Proceeds from business divestitures, net	160	156
Net cash used in investing activities	(116)	(4,727)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	72	2,633
Proceeds from debt, net of issuance costs	4	5,993
Payment of debt	(2,158)	(2,642)
Settlement of cash flow hedge	4	(32)
Net transfer of cash and cash equivalents to Hewlett Packard Enterprise Company	(10,375)	-
Issuance of common stock under employee stock plans	41	303
Repurchase of common stock	(1,159)	(2,582)
Excess tax benefit from stock-based compensation	4	124
Cash dividends paid	(646)	(913)
Net cash (used in) provided by financing activities	(14,213)	2,884

Net (decrease) increase in cash and cash equivalents	(11,797)	2,038
Cash and cash equivalents at beginning of period(a)	17,433	15,133
Cash and cash equivalents at end of period	$5,636	$17,171

(a)
The consolidated condensed statement of cash flows for the nine months ended July 31, 2015 represents the combined cash flows of HP prior to separation, as previously filed, and has not been adjusted to reflect the effect of the separation of Hewlett Packard Enterprise Company.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	July 31, 2016	April 30, 2016	July 31, 2015
Net revenue:(a)

Personal Systems	$7,512	$6,990	$7,505
Printing	4,423	4,637	5,163
Corporate Investments	-	3	2
Total segments	11,935	11,630	12,670
Intersegment net revenue eliminations and other	(43)	(42)	(308)
Total net revenue	$11,892	$11,588	$12,362

Earnings from continuing operations before taxes:(a)

Personal Systems	$333	$242	$211
Printing	903	801	896
Corporate Investments	(35)	(8)	(12)
Total segment earnings from operations	1,201	1,035	1,095

Corporate costs and eliminations	(45)	(88)	(126)
Stock-based compensation expense	(39)	(40)	(58)
Acquisition-related charges	-	-	(1)
Restructuring and other charges	(36)	(100)	(1)
Amortization of intangible assets	(2)	(6)	(24)
Non-operating retirement-related credits(a)	38	40	58
Defined benefit plan settlement credits	-	-	64
Interest and other, net	(36)	(5)	(90)

Total earnings from continuing operations before taxes	$1,081	$836	$917

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,
	2016	2015
Net revenue:(a)

Personal Systems	$21,969	$23,826
Printing	13,702	16,267
Corporate Investments	6	16
Total segments	35,677	40,109
Intersegment net revenue eliminations and other	49	(912)
Total net revenue	$35,726	$39,197
Earnings from continuing operations before taxes:(a)

Personal Systems	$804	$741
Printing	2,491	2,928
Corporate Investments	(66)	(32)
Total segment earnings from operations	3,229	3,637

Corporate costs and eliminations	(149)	(486)
Stock-based compensation expense	(140)	(168)
Acquisition-related charges	-	(1)
Restructuring and other charges	(156)	(22)
Amortization of intangible assets	(16)	(76)
Non-operating retirement-related credits(a)	118	174
Defined benefit plan settlement credits	-	64
Interest and other, net	(135)	(289)

Total earnings from continuing operations before taxes	$2,751	$2,833

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	July 31, 2016	April 30, 2016	July 31, 2015	Q/Q	Y/Y
Net revenue:(a)

Personal Systems
Notebooks	$4,303	$3,838	$3,993	12%	8%
Desktops	2,455	2,402	2,700	2%	(9%)
Workstations	476	461	507	3%	(6%)
Other	278	289	305	(4%)	(9%)
Total Personal Systems	7,512	6,990	7,505	7%	0%

Printing
Supplies	2,840	3,099	3,455	(8%)	(18%)
Commercial Hardware	1,290	1,227	1,330	5%	(3%)
Consumer Hardware	293	311	378	(6%)	(22%)
Total Printing	4,423	4,637	5,163	(5%)	(14%)

Corporate Investments	-	3	2	(100%)	(100%)
Total segments	11,935	11,630	12,670	3%	(6%)

Intersegment net revenue eliminations and other(b)	(43)	(42)	(308)	NM	NM

Total net revenue	$11,892	$11,588	$12,362	3%	(4%)

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Nine months ended July 31,		Change (%)
	2016	2015	Y/Y
Net revenue:(a)

Personal Systems
Notebooks	$12,346	$12,887	(4%)
Desktops	7,384	8,411	(12%)
Workstations	1,381	1,546	(11%)
Other	858	982	(13%)
Total Personal Systems	21,969	23,826	(8%)

Printing
Supplies	9,040	10,740	(16%)
Commercial Hardware	3,736	4,100	(9%)
Consumer Hardware	926	1,427	(35%)
Total Printing	13,702	16,267	(16%)

Corporate Investments	6	16	(63%)
Total segments	35,677	40,109	(11%)

Intersegment net revenue eliminations and other(b)	49	(912)	NM

Total net revenue	$35,726	$39,197	(9%)

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended			Change in Operating Margin (pts)
	July 31, 2016	April 30, 2016	July 31, 2015	Q/Q	Y/Y
Segment operating margin:(a)
Personal Systems	4.4%	3.5%	2.8%	0.9 pts	1.6 pts
Printing	20.4%	17.3%	17.4%	3.1 pts	3.0 pts
Corporate Investments(b)	NM	NM	NM	NM	NM
Total segments	10.1%	8.9%	8.6%	1.2 pts	1.5 pts

(a)
Effective at the beginning of its first quarter of fiscal 2016, HP implemented a reporting change to provide better transparency to its segment operating results. This reporting change resulted in the exclusion of certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors related to its defined benefit pension and post-retirement benefit plans from its segment operating results (“Non-operating retirement-related credits/(charges)”). This change also resulted in the exclusion of certain plan curtailments, settlements and special termination benefits related to its defined benefit pension and post-retirement benefit plans from HP’s segment operating results. Segment operating results will continue to include service costs and amortization of prior service costs associated with HP’s defined benefit pension and post-retirement benefit plans. The reporting change had an immaterial impact to previously reported segment net revenue and earnings from operations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	July 31, 2016	April 30, 2016	July 31, 2015
Numerator:
GAAP net earnings from continuing operations	$843	$660	$700
Non-GAAP net earnings	$826	$702	$646

Denominator:
Weighted-average shares outstanding during the reporting period	1,711	1,720	1,805
Dilutive effect of employee stock plans(a)	14	11	23
Weighted-average shares used to compute diluted net earnings per share	1,725	1,731	1,828

GAAP diluted net earnings per share from continuing operations	$0.49	$0.38	$0.39
Non-GAAP diluted net earnings per share	$0.48	$0.41	$0.35

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

HP INC. AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Nine months ended July 31,
	2016	2015
Numerator:
GAAP net earnings from continuing operations	$2,153	$2,203
Non-GAAP net earnings	$2,173	$2,131

Denominator:
Weighted-average shares outstanding during the reporting period	1,735	1,817
Dilutive effect of employee stock plans(a)	12	25
Weighted-average shares used to compute diluted net earnings per share	1,747	1,842

GAAP diluted net earnings per share from continuing operations	$1.23	$1.20
Non-GAAP diluted net earnings per share	$1.24	$1.16

(a)	Includes any dilutive effect of restricted stock units, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (“GAAP”) basis, HP provides net revenue on a constant currency basis, non-GAAP operating margin from continuing operations, non-GAAP net earnings, non-GAAP diluted net earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted net earnings per share from continuing operations.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures
Net revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating margin from continuing operations is defined to exclude the effects of any charges relating to restructuring and other charges, the amortization of intangible assets, non-operating retirement-related credits/(charges) and tax indemnification amounts. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net earnings from continuing operations or diluted net earnings per share from continuing operations excluding those same charges. In addition, non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item and other tax benefits or charges as a consequence of the Separation. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

● Restructuring and other charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits; (ii) costs of real estate consolidation and other non-labor charges; and (iii) other charges incurred in connection with the Separation. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

● HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings from continuing operations and diluted net earnings per share from continuing operations. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges.

Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	Non-operating retirement-related credits/(charges) includes certain market-related factors such as interest cost, expected return on plan assets, amortized actuarial gains or losses, and impacts from other market-related factors associated with our defined benefit pension and post-retirement benefit plans. The market-driven retirement-related adjustments are primarily due to the changes in pension plan assets and liabilities which are tied to financial market performance and HP considers these adjustments to be outside the operational performance of the business. Non-operating retirement-related credits/(charges) also include certain plan curtailments, settlements and special termination benefits related to HP’s defined benefit pension and post-retirement benefit plans. HP believes that eliminating such adjustments for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of HP's current operating performance and provides better transparency into the segment operating results.

●	As part of the Separation, HP evaluates all tax uncertain positions to determine the indemnification amounts under the Tax Matters Agreement with Hewlett Packard Enterprise Company and records the adjustments as tax indemnifications amounts for the quarter. HP excludes these adjustments for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	HP incurred defined plan benefit settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. HP excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

●	As part of the Separation, HP recorded several Separation-related items including: the reversal of a previously recorded valuation allowance, the write-off of specific deferred taxes providing no continued benefit to HP and the entry of certain Separation-related deferred tax expense. HP believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of HP’s net earnings to other periods, as HP’s management does not believe that the excluded items are reflective of ongoing operating results.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, repurchasing stock and other purposes. HP’s management also uses gross cash to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a helpful assessment of HP’s liquidity.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

● Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this change in value is not included in non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations, and therefore does not reflect the full economic effect of the change in value of those intangible assets.

● Items such as restructuring and other charges, non-operating retirement-related credits/(charges), tax indemnifications, defined benefit plan settlement charges and net valuation allowance, separation taxes and adjustments that are excluded from non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

● HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

● Other companies may calculate the non-GAAP financial measures differently than HP, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors
HP believes that providing net revenue on a constant currency basis, non-GAAP operating margin from continuing operations, non-GAAP net earnings from continuing operations, non-GAAP diluted net earnings per share from continuing operations and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and financial condition and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance and financial condition. Disclosure of these non-

GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© Copyright 2016 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.